Exhibit 3.3

AMENDED AND RESTATED BYLAWS OF

ABEONA THERAPEUTICS INC.

ARTICLE I.

Offices and Agents

1. Principal Office. The principal office of the Corporation may be located within or without the State of Delaware, as designated by the board of directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the directors.

2. Registered Office. The registered office of the Corporation required by the General Corporation Law of Delaware must be maintained in the State of Delaware, and it may be, but need not be, identical with the principal office, if located in the state of Delaware. The address of the registered office of the Corporation may be changed from time to time as provided by the General Corporation Law of Delaware.

3. Registered Agent. The Corporation shall maintain a registered agent in the State of Delaware as required by the General Corporation Law of Delaware. Such registered agent may be changed from time to time as provided by the General Corporation Law of Delaware.

ARTICLE II.

Stockholders Meetings

1. Annual Meetings. Unless otherwise determined by the board of directors, the annual meeting of the stockholders of the Corporation shall be held at such date and time as may be determined by the board of directors . The board of directors may postpone, reschedule, or cancel any annual meeting of stockholders.

2. Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time by the chairman of the board of directors, if any, by the president or by resolution of the board of directors. Special meetings of stockholders shall be held on such date as shall be determined by the board of directors and stated in the Corporation’s notice of the meeting.

3. Place of Meeting. The annual meeting of the stockholders of the Corporation may be held at any place, either within or without the State of Delaware, as may be designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) and Article X herein. In the absence of any such designation or determination, meetings of stockholders shall be held at the Corporation’s principal executive office.

4. Notice of Meeting. Except as otherwise provided in these Bylaws or by the laws of the State of Delaware, written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the secretary, assistant secretary, if any, or transfer agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

5. Waiver of Notice. Any stockholder, either before, at, or after any stockholders’ meeting, may waive notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a stockholders’ meeting, either in person or by proxy, by a person entitled to notice thereof shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.

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6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors of the Corporation may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting; not more than ten (10) days after the record date for determining stockholders entitled to express consent is fixed; and not more than sixty (60) days prior to the date of any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting was held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is delivered to the Corporation at its principal place of business or such other place as designated by the boards of directors; (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

7. Voting List. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, or any adjournment thereof, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. To the extent required by statute, such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business.

8. Polls. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

9. Proxies. Any stockholder entitled to vote at a meeting of the stockholders, or to express consent or dissent to corporate action in writing without meeting may authorize another person or persons to act for him by proxy. No proxy shall be voted or acted upon after three (3) years from the date of its execution unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Without limiting the manner in which a stockholder may authorize another person or persons to act for him by proxy, the following shall constitute a valid means by which a stockholder may grant such authority.

A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including but not limited to, by electronic signature.

A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of electronic mail or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic mail or other electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic mail or other electronic transmission was authorized by the stockholder. If it is determined that such electronic mail or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

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Any electronic telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Paragraph 9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, electronic telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

10. Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

The Corporation’s own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election or directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one (1) votes, his act binds all; (ii) if more than one (1) votes, the act of the majority so voting binds all; (iii) if more than one (1) votes, but the vote is evenly split on any particular matter each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

11. Notice of Stockholder Business.

A. Annual Meetings of Stockholders.

1. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw.

2. For business other than nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary pursuant to this Section 11(A) and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered by close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess, continuation, rescheduling, or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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3. To be in proper form, a stockholder’s notice to the Secretary must set forth the following information:

a. as to each such matter such stockholder proposes to bring before the annual meeting:

i. a brief description of the business intended to be brought before the annual meeting;

ii. the text of any proposal relating to such business, including the complete text of any resolutions proposed for consideration at the annual meeting, and if such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment;

iv. the reasons for conducting such business at the annual meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission (the “SEC”));

v. a complete and accurate description of any material interest in such business of the proposing stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, in such business, including any anticipated material benefit to the proposing stockholder and any Stockholder Associated Person therefrom; and

vi. any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Proposing Stockholder in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14(a) under the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder; and

b. as to the stockholder of record giving notice and any Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is being made:

i. the name and address of such stockholder or any Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger);

ii. whether such person(s) is/are providing the notice at the request of a beneficial holder of securities of the Corporation;

iii. (1) the class or series and number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of record by such stockholder or any Stockholder Associated Person (specifying the type of ownership), (2) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any such stock, (3) whether and to the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, with respect to stock of the Corporation, and (4) whether and to the extent to which any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such stockholder or any Stockholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder or any Stockholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any Stockholder Associated Person, with respect to stock of the Corporation;

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iv. a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) between or among such stockholder or any Stockholder Associated Person and any other person or persons or entity (naming each such person or entity) in connection with (1) the proposal of such business, including any material interest of such stockholder or any Stockholder Associated Person, in such business, including any anticipated benefit therefrom to such stockholder or any Stockholder Associated Person, and (2) any understanding (whether written or oral) that such stockholder or any Stockholder Associated Person may have reached with a stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of stockholders or take other action in support of any other business or other actions to be taken, by such stockholder or any Stockholder Associated Person;

v. any substantial direct or indirect interest (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or any Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

vi. any direct or indirect interest of stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

vii. a representation that (i) no such stockholder or any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (ii) that such stockholder or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 11(A);

viii. a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation, or to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

ix. a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business at such meeting, the Corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

x. a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to approve or adopt the business to be proposed, (B) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to business, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

xi. any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and any other information relating to such stockholder or any Stockholder Associated Person that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) of the Exchange Act (regardless of whether such person or entity is actually required to file a Schedule 13D).

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4. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11(A) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 11(A). If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 11(A). In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within 10 (ten) days after it has been requested by the Corporation.

5. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11(A); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11(A) shall be deemed to preclude discussion by any stockholder of any such business. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws the chair of an annual meeting shall have the power and duty to determine whether any business was properly brought before the annual meeting in accordance with the foregoing procedures, and, if such proposed business is deemed not to have been properly made, to declare to the meeting that the business was not properly brought before the meeting and such business shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 11(A), unless otherwise required by law, if the stockholder (or a qualified representative of such stockholder) proposing any business to be conducted at the annual meeting does not appear at the annual meeting of stockholders to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

6. Notwithstanding the foregoing provisions of this Section 11(A), a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11(A). This Section 11(A) is expressly intended to apply to any business proposed to be brought before a meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing contained in this Section 11(A) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

B. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

12. Inspectors of Election. Prior to holding any meeting of stockholders, the Corporation shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots: (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Article II, Paragraph 9 of these Bylaws, and any records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

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13. Quorum. Except as otherwise provided in the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum at meetings of the stockholders. In all matters, other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and actually voting on the subject matter shall be the act of the stockholders. Directors shall be elected by the vote of the majority of the votes cast by stockholders with respect to that director’s election at any meeting of stockholders for the election of directors. In the event any stockholders withdraw from a duly organized meeting at which a quorum was initially present, the remaining shares represented shall constitute a quorum for the purpose of continuing to do business, and the affirmative vote of the majority of the remaining shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number or voting by classes is required by the DGCL or the Certificate of Incorporation.

14. Election of Directors. Except as provided in Article III, Section 2, of these Bylaws with respect to the filling of vacancies that occur from time to time on the Board of Directors, a nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast by stockholders with respect to that director’s election at any meeting of stockholders for the election of directors. For purposes of this Section 14, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Votes cast shall include a stockholder’s direction to withhold authority in each case and shall exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast (and not by majority vote) at any meeting of stockholders where the election of directors is a Contested Election (as defined below). For purposes of these Bylaws, an election of directors shall be considered a “Contested Election” if (i) the number of nominees standing for election at any meeting of stockholders exceeds the number of directors to be elected at such meeting, with the determination that an election is “contested” to be made by the Secretary of the Corporation based on whether one or more notices of nomination, purporting to be in compliance with Article VII, Section C the Certificate of Incorporation, were received by the Secretary of the Corporation (provided that the determination that an election is a “Contested Election” shall not prejudice the ability of the Corporation to challenge whether a notice of nomination has been submitted in accordance with Article VII, Section C the Certificate of Incorporation, as applicable), and (ii) such notice of nomination or notices of nomination have not been withdrawn on or prior to the tenth (10th) calendar day preceding the date the Corporation files with the Securities and Exchange Commission (“SEC”) its initial definitive proxy statement relating to such meeting of stockholders such that the number of candidates for election as director no longer exceeds the number of directors to be elected at such meeting (regardless of whether or not such proxy statement is thereafter revised or supplemented). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Each person who is nominated to stand for election as director, whether such nomination is proposed by the Corporation or a stockholder, shall, as a condition to such nomination, tender an irrevocable and executed letter of resignation in advance of the meeting for the election of directors. If a nominee for director is not elected and the nominee is an incumbent director, the Board’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and make public disclosure of its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) calendar days from the date of the certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her tender of resignation, but may participate in the recommendation or the decision regarding another director’s tender of resignation.

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15. Advance Notice for Nomination of Directors.

A. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board of Directors at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders is entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 15.

B. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation pursuant to Article VII, Section C of the Corporation’s Certificate of Incorporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting nor earlier than the close of business on the deadline specified in the Corporation’s Certificate of Incorporation for stockholder nomination; provided, however, that in the event that the annual meeting is more than 30 days before or after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received by the close of business on the later of (i) the deadline specified in the Corporation’s Certificate of Incorporation, or (ii) the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the adjournment, recess, continuation, rescheduling, or postponement of an annual meeting or special meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 15.

C. Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 15 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

D. To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

1. as to each person whom the stockholder proposes to nominate for election as a director:

a. the name, age, business address and residence address of such person;

b. the principal occupation or employment of such person;

c. (i) the class or series and number of all shares of capital stock of the Corporation, if any, that are, directly or indirectly, owned beneficially or of record by such person (specifying the type of ownership), (ii) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person, the number of such shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such shares of stock, (iii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, with respect to stock of the Corporation, and (iv) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, with respect to stock of the Corporation;

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2. a written questionnaire with respect to the background and qualification of such person, completed and executed by such person in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary of the Corporation prior to submitting notice and which the secretary shall provide within ten days after receiving such request);

3. a written representation and agreement completed by such person in the form required by the Corporation providing that such person (which form such stockholder shall request in writing from the Secretary of the Corporation prior to submitting notice and which the Secretary shall provide within ten (10) days after receiving such request): (a) is not and will not become a party to any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation; (c) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such person within five (5) business days after the Secretary receives any written request therefor from such person), and all applicable fiduciary duties under state law; (d) intends to serve a full term as a director, if elected; (e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (f) will tender his or her resignation as a director if the Board of Directors determines that such person failed to comply with the provisions of this Section 15 in all material respects, provides such person notice of any such determination and, if such non-compliance may be cured, such person fails to cure such non-compliance within ten business days after delivery of such notice to such person;

4. a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries;

5. any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serve as a director if elected);

6. a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any stockholder giving the notice (including the beneficial owner, if any, on whose behalf the nomination is being made) or Stockholder Associated Person, on the one hand, and each such proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such any stockholder giving the notice (including the beneficial owner, if any, on whose behalf the nomination is being made) or Stockholder Associated Person were the “registrant” for purposes of such rule and the such proposed nominee were a director or executive officer of such registrant; and

E. as to the stockholder giving the notice, and any Stockholder Associated Person, if any, on whose behalf the nomination is being made:

1. the name and record address of the stockholder giving the notice and the name and address of any Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger);

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2. (a) the class or series and number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder or any Stockholder Associated Person (specifying the type of ownership), (b) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person, the number of shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such stock, (c) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, with respect to stock of the Corporation and (d) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such stockholder or any Stockholder Associated Person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such stockholder or any Stockholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any Stockholder Associated Person, respect to stock of the Corporation;

3. a complete and accurate description of all agreements, arrangements, or understandings (whether written or oral) between or among such stockholder or any Stockholder Associated Person, and any proposed nominee or any other person or persons or entity (naming each such person or entity) pursuant to which (a) the nomination(s) are being made by such stockholder, and any material interest of such stockholder or any Stockholder Associated Person, in such nomination, including any anticipated benefit therefrom to such stockholder or any Stockholder Associated Person, and (b) any understanding that such stockholder or any Stockholder Associated Person may have reached with a stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation in support of any nomination;

4. any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement or consulting agreement);

5. a representation that (a) no such stockholder or any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (b) that such stockholder or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and Exchange Act with respect to the matters set forth in this Section 15;

6. a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

7. a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders or special meeting of stockholders to nominate the persons named in such stockholder’s notice and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to nominate the persons named in the stockholder’s notice at such meeting, such nomination shall be disregarded and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

8. a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect the person named in the stockholder’s notice, (b) to solicit proxies in support of the election of any nominee named in the stockholder’s notice in accordance with Rule 14a-19 under the Exchange Act, or (c) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

9. any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

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F. A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders or a special meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 15 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders or special meeting of stockholders, and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting of stockholders or special meeting of stockholders. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 15. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not be deemed to extend or waive any applicable deadlines under these Bylaws, cure deficiencies in any notice of nomination or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in the notice of nomination. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.

G. In addition to the provisions of this Section 15, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 15 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

H. General.

1. Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

2. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder or any beneficial owner described in the immediately following clause (ii), (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

4. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

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16. Adjournments. If less than a quorum of the outstanding shares entitled to vote is represented at any meeting of the stockholders, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed thirty (30) days at any one adjournment, without further notice, provided the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Any meeting of the stockholders may adjourn from time to time until its business is completed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

17. Informal Act by Stockholders. Any action required to be taken at a meeting of stockholders, or any action which may be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall be delivered to the Corporation by said consent or consents delivered at its principal place of business or such other place as designated by the board of directors. Delivery made to the Corporation shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III.

Board of Directors

1. Number, Qualifications and Term of Office. Except as otherwise provided in the Certificate of Incorporation or the General Corporation Law of Delaware, the business and affairs of the Corporation shall be managed under the direction of a board of directors consisting of from three to fifteen members. Each director shall be a natural person of the age of fifteen years or older, but does not need to be a resident of the state of Delaware or a stockholder of the Corporation. The board of directors, by resolution, may increase or decrease the number of directors from time to time. Except as otherwise provided in these Bylaws or in the Certificate of Incorporation, the board of directors shall be divided into three (3) classes as nearly equal in number as possible. Each director in each class shall be elected at the appropriate annual meeting of stockholders, as determined by the Certificate of Incorporation, and shall hold office for a term of three (3) years and until his successor is elected and qualified or until his earlier resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

2. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until their successors shall be elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

If at any time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by Section 211 of the General Corporation Law of Delaware.

Any director may resign at any time by giving written notice to the president or to the secretary of the Corporation. Such resignation shall take effect at the future time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring on the board of directors created by the resignation of a director, may be filled by the affirmative vote of a majority of directors then in office, including those who have so resigned. The vote thereon shall take effect when such resignation or resignations shall become effective. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

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3. Removal. Any director or the entire board of directors may be removed in accordance with the provisions of Article VII Subparagraph D of the Certificate of Incorporation.

4. Compensation. Any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. A director shall also be entitled to receive options for the acquisition of shares of stock of the corporation.

ARTICLE IV.

Meetings of the Board

1. Place of Meetings. The regular or special meetings of the board of directors or any committee designated by the board may be held at the principal office of the Corporation or at any other place within or without the State of Delaware that a majority of the board of directors or any such committee, as the case may be, may designate from time to time by resolution.

2. Regular Meetings. The board of directors shall meet each year immediately after the annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. The board of directors or any committee designated by the board may provide, by resolution, for the holding of additional regular meetings without other notice than such resolution.

3. Special Meetings. Special meetings of the board of directors or any committee designated by the board may be called at any time by the chairman of the board, if any, by the president or by a majority of the members of the board of directors or any such committee, as the case may be.

4. Notice of Meetings. Notice of the regular meetings of the board of directors or any committee designated by the board need not be given. Except as otherwise provided by these Bylaws or the laws of the State of Delaware, written notice of each special meeting of the board of directors or any such committee setting forth the time and the place of the meeting shall be given to each director not less than two (2) days prior to the time fixed for the meeting by sending a copy of the notice through the United States mail, charges prepaid, to the address of each director appearing on the books of the Corporation, or not less than twenty-four (24) hours prior to the time fixed for the meeting either personally, personally by telephone or by sending a copy of the notice by electronic mail or other means of electronic transmission to an address of each director appearing on the books of the Corporation. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

5. Waiver of Notice. A director may in writing waive notice of any special meeting of the board of directors or any committee, either before, at, or after the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

6. Quorum. At meetings of the board of directors or any committee designated by the board a majority of the number of directors fixed by these Bylaws or a majority of the members of any such committee, as the case may be, shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the act of the majority of directors in attendance shall be the act of the board of directors or any such committee, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware. One or more directors may participate in meetings of the board of directors as authorized by Subparagraph 11 of this Article IV by conference telephone, while the remaining director or directors are physically present at the meeting.

7. Presumption of Assent. A director who is present at a meeting of the board or committee designated by the board when corporate action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (ii) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or (iii) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken in a meeting of a board or committee thereof is not available to a director who votes in favor of such action.

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8. Reliance on Books of Account or Reports. Any member of the board of directors or any committee designated by the board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, or employees, or committees of the board of directors, or by any other person as to matters the members reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, or in relying in good faith upon other records of the Corporation.

9. Committees. The board of directors may, by a resolution passed by a majority of the whole board designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee to the extent provided in the resolution of the board of directors shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which it may acquire. No such committee shall have the power or authority of the board of directors to: (i) amend the Certificate of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (v) amend the Bylaws of the Corporation; (vi) or unless expressly provided for by resolution, or in the Certificate of Incorporation, declare a dividend, authorize the issuance of stock or to adopt a certificate of ownership and merger. To the extent authorized by resolution or resolutions providing for the issuance of shares of stock, adopted by the board, a committee may: (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation; or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. If any such delegation of the authority of the board of directors is made as provided herein, all references to the board of directors contained in these Bylaws, the Certificate of Incorporation, the General Corporation Law of Delaware or any other applicable law or regulation relating to the authority so delegated shall be deemed to refer to such committee.

10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the board of directors or any committee thereof, may be taken without a meeting if all the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the directors and may be stated as such in any articles or documents filed with the Secretary of State of Delaware under the General Corporation Law of Delaware.

11. Telephonic Meetings. Members of the board of directors or any committee designated by the board may participate in meeting of such board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting.

ARTICLE V.

Officers and Agents

1. General. The executive officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board held after each annual meeting of the stockholders. If the election of such officers shall not be held at such meeting, such election shall take place as soon thereafter as a meeting may conveniently be held. The officers of the Corporation shall consist of a president, a secretary and a treasurer, or a secretary/treasurer; in addition, one or more vice presidents, a chairman of the board of directors and such other officers, assistant officers, agents and employees that the board of directors may from time to time deem necessary may be elected by the board of directors or be appointed in a manner prescribed by the board.

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Two or more offices may be held by the same person. Officers shall hold office until their successors are elected and qualified, unless they are sooner removed from office as provided in these Bylaws. All officers of the Corporation shall be natural persons of the age of eighteen years or older. Officers of the Corporation need not be residents of the State of Delaware or directors or stockholders of the Corporation.

2. General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president.

Any officer shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

3. Vacancies. When a vacancy occurs in one of the executive offices by reason of death, resignation or otherwise, it shall be filled by a resolution of the board of directors. The officer so selected shall hold office until his successor is chosen and qualified.

4. Salaries. The board of directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the board of directors, or by any committee designated by the board or by an officer to whom that function has been delegated by the board. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

5. Removal. Any officer or agent of this Corporation may be removed by the board of directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

6. Chairman of the Board. The chairman of the board, if any, shall preside as chairman at meetings of the stockholders and the board of directors. He shall, in addition, have such other duties as the board may prescribe that he perform. At the request of the president, the chairman of the board may, in the case of the president’s absence or inability to act, temporarily act in his place. In the case of death of the president or in the case of his absence or inability to act without having designated the chairman of the board to act temporarily in his place, the chairman of the board shall perform the duties of the president, unless the board of directors, by resolution, provides otherwise. If the chairman of the board shall be unable to act in place of the president, any vice president may exercise such powers and perform such duties as provided in section 8 below.

6a. Executive Chairman. The board of directors may from time to time elect or appoint the chairman of the board, if any, to serve as executive chairman. To the extent such position is filled, the executive chairman shall be an executive officer of the Corporation who reports to the board of directors. The executive chairman shall have such powers and duties as the board of directors shall designate from time to time.

6b. Chief Executive Officer. The board of directors shall appoint a chief executive officer, who shall be the Corporation’s principal executive officer. All other executive officers, other than the executive chairman, shall report to the chief executive officer. The chief executive officer shall have general and active management and supervision of the business and affairs of the Corporation.

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7. President. The president shall be the chief executive officer of the Corporation (unless the board of directors appoints another executive to be the chief executive officer of the Corporation with such duties and responsibilities as the board of directors shall delegate from time to time), and, subject to the control of the board of directors, shall have general supervision of the business and affairs of the Corporation. In the event the position of chairman of the board shall not be occupied or the chairman shall be absent or otherwise unable to act, the president shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer. At each annual meeting of the stockholders the president shall give a report of the business of the Corporation for the preceding fiscal year and shall perform whatever other duties the board of directors may from time to time prescribe. The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

8. Vice Presidents. Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, in the case of the president’s absence or inability to act, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president or vice presidents to act temporarily in his place, the board of directors, by resolution, may designate a vice president or vice presidents, to perform the duties of the president. If no such designation shall be made, the chairman of the board of directors, if any, shall exercise such powers and perform such duties, as provided in Section 6 above, but if the Corporation has no chairman of the board of directors, or if the chairman is unable to act in place of the president, all the vice presidents may exercise such powers and perform such duties.

9. Secretary. The secretary shall keep or cause to be kept in books provided for that purpose the minutes of the meetings of the stockholders, executive committee, if any, and any other committees, and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and in accordance with the provisions of these Bylaws; keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, sign with the president certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board of directors; have a general charge of the stock transfer books of the Corporation; and, in general, shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him by the board of directors or by the president. In the absence of the secretary or his inability to act, the assistant secretaries, if any, shall act with the same powers and shall be subject to the same restrictions as are applicable to the secretary.

10. Treasurer. The treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in the depository or depositories of the Corporation selected by the board of directors, and shall render an account of his transactions as treasurer and of the financial condition of the Corporation to the president and/or the board of directors upon request. Such power given to the treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the board of directors. The treasurer shall, if required by the board of directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors for the faithful performance of duties of his office. The treasurer shall have such other duties as may be from time to time prescribed by the board of directors or the president. In the absence of the treasurer or his inability to act, the assistant treasurers, if any, shall act with the same authority and shall be subject to the same restrictions as are applicable to the treasurer.

11. Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

12. Bond of Officers. The board of directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for such terms and conditions as the board of directors may specify, including without limitation for the faithful performance of his duties and for the restoration to the Corporation of all property in his possession or under his control belong to the Corporation.

13. Loans to Director, Officers, Employees. The Corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock to the extent of and in compliance with the General Corporation Laws of Delaware.

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ARTICLE VI.

Stock Certificates and the Transfer of Shares

1. Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

2. Consideration for Shares. Shares shall be issued for such consideration as shall be fixed from time to time by the board of directors. Consideration for shares shall be expressed in dollars, and shall not be less than the par value or stated value therefor, as the case may be. The par value for shares, if any, shall be stated in the Certificate of Incorporation, and the stated value for shares, if any, shall be fixed from time to time by the board of directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the board. Consideration for shares may consist, in whole or in part, of money, other property whether tangible, intangible or both, or in labor or services actually performed for the Corporation, but the promise of future services of a subscriber or direct purchaser of shares from the Corporation shall not constitute payment or part payment for shares.

3. Lost Certificates. The board of directors may direct a new certificate of stock or uncertificated share in place of any certificate issued by it, alleged to have been lost, stolen or destroyed if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the board may require. The board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of the certificate or the issuance of such new certificate.

4. Transfer of Shares. Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and such documentary stamps as may be required by law. In that event, the surrendered certificates shall be cancelled, new certificates issued to the persons entitled to them, and the transaction recorded on the books or the Corporation.

5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Delaware, shall not be bound to recognize any equitable or other claim to or interest in the shares.

The board of directors may adopt by resolution a procedure whereby a stockholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. Such resolution shall set forth: (i) the classification of stockholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and information to be contained therein; (iv) if the certification is with respect to a record date or closing of the stock transfer books within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable.

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Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

6. Stock Ledger. An appropriate stock journal and ledger shall be kept by the secretary or such registrars or transfer agents as the directors by resolution may appoint in which all transactions in the shares of stock of the Corporation shall be recorded.

7. Location. The books, accounts and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the board of directors may from time to time determine.

8. Inspection. The books, accounts and records of the Corporation shall be open for inspection by any member of the board of directors at all times, and open to inspection by the stockholders at such times, and subject to such regulations as the board of directors may prescribe, except as otherwise provided by statute.

ARTICLE VII.

Seal and Fiscal Year

1. Seal. The Corporation shall have a seal in the form impressed to the left of this paragraph of the Bylaws.

2. Fiscal Year. The fiscal year of the Corporation shall be determined by the board of directors and set forth in the minutes of the directors. Said fiscal year may be changed from time to time by the board of directors in its discretion.

ARTICLE VIII.

Dividends

Dividends shall be declared and paid out of the surplus or net profits for the fiscal year in which the dividend is declared, and/or the preceding fiscal year as often and at such times as the board of directors may determine. If the capital of the Corporation, computed in accordance with the General Corporation Law of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock; the board of directors shall not declare and pay out of net profits any dividends upon any shares of its capital stock until the deficiency in the amount of capital represented by issued and outstanding stock shall have been repaired. No unclaimed dividend shall bear interest against the Corporation.

ARTICLE IX.

Amendments

Subject to repeal or change by action of the stockholders in accordance with the Certificate of Incorporation, the board of directors may amend, supplement or repeal these Bylaws or adopt new Bylaws, and all such changes shall affect and be binding upon the holders of all shares heretofore as well as hereafter authorized, subscribed for or offered.

ARTICLE X.

Miscellaneous

1. Gender. Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

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2. Invalid Provision. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

3. Governing Law. These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.

4. Severability. If any provision (or any part thereof) or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion containing any such provision held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision held invalid, illegal or unenforceable, and (b) permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto, as the case may be.

5. Meeting Attendance via Remote Communication Equipment.

A. Stockholder Meetings. If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

1. participate in a meeting of stockholders; and

2. be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

B. Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the board of directors or any committee thereof may participate in a meeting of the board of directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE XI.

Exclusive Jurisdiction for Certain Actions

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or these Bylaws of the Corporation, (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws of the Corporation or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein; provided that if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI of these Bylaws.

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